UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2007

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2007, Interstate Columbia, LLC, an affiliate of Interstate Hotels & Resorts, Inc. (the "Company") along with affiliates of Investcorp International, Inc., signed an Agreement of Purchase and Sale to acquire the 321-room Hilton Seelbach Louisville in Kentucky, the 226-room Crowne Plaza Madison in Wisconsin and the 288-room Sheraton Columbia in Maryland from an affiliate of The Blackstone Group. The Hilton Seelbach and the Crowne Plaza Madison will be owned by a partnership in which the Company will hold a $4.7 million, or 15 percent, equity interest.

As part of the overall transaction, Interstate Columbia, LLC, will acquire 100% of the third hotel, the Sheraton Columbia, for $46.5 million. The company plans to invest $12 million in a comprehensive renovation of the property, including upgrades to all guest rooms and public spaces. It will finance the transaction with cash on hand and with funds drawn on its senior credit facility. An affiliate of the Company will manage the hotel.

The transaction is expected to close during the fourth quarter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

September 18, 2007	By:	Denis S. McCarthy

Name: Denis S. McCarthy
Title: Chief Accounting Officer